SECURITY AGREEMENT

SECURITY AGREEMENT, dated as of July 23, 2001, between Miller Industries, Inc., a Tennessee corporation ("Parent"), and each of its Subsidiaries listed on the signature pages hereto as a "Grantor" (Parent and such Subsidiaries, collectively, the "Grantors", and individually, a "Grantor"), THE CIT Group/Business Credit, Inc., in its capacity as the Collateral Agent for the Lenders, and BANK OF AMERICA, N.A., as Existing Titled Collateral Agent for the Lenders.

W I T N E S S E T H :

WHEREAS, pursuant to that certain Credit Agreement dated as of the date hereof by and among the Grantors, the Collateral Agent, the Existing Titled Collateral Agent, Bank of America, N.A., as Administrative Agent, Syndication Agent and Letter of Credit Issuer, and the Lenders (including all annexes, exhibits and schedules thereto, as from time to time amended, restated, supplemented or otherwise modified, the "Credit Agreement"), the Lenders have agreed to make the Loans and cause the issuance of the Letters of Credit on behalf of the Grantors;

WHEREAS, in order to induce the Agents, the Letter of Credit Issuer and the Lenders to enter into the Credit Agreement and the other Loan Documents and to induce the Lenders to make the Loans and cause the issuance of the Letters of Credit as provided for in the Credit Agreement, the Grantors have agreed to grant a continuing Lien on the Collateral (as hereinafter defined) to secure the Obligations;

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.        DEFINED TERMS. The following terms shall have the following respective meanings:

"Accounts" means all of each Grantor’s now owned or hereafter acquired or arising accounts, as defined in the UCC, including any rights to payment for the sale or lease of goods or rendition of services, whether or not they have been earned by performance.

"Chattel Paper" means all of each Grantor’s now owned or hereafter acquired chattel paper, as defined in the UCC, including electronic chattel paper.

"Contracts" means all contracts and agreements to which any Grantor is a party or beneficiary of, including the Intercompany Security Documents and the Independent Distributor Security Documents.

"Documents" means all documents, as such term is defined in the UCC, including bills of lading, warehouse receipts or other documents of title, now owned or hereafter acquired by any Grantor.

"Equipment" means all of each Grantor’s now owned and hereafter acquired machinery, equipment, furniture, furnishings, fixtures, and other tangible personal property (except Inventory), including embedded software, vehicles with respect to which a certificate of title has been issued (including all such property consisting of Titled Collateral), tow trucks, wreckers, wrecker bodies and other fleet vehicles, aircraft, dies, tools, jigs, molds and office equipment, as well as all of such types of property leased by any Grantor and all of each Grantor’s rights and interests with respect thereto under such leases (including, without limitation, options to purchase), together with all present and future additions and accessions thereto, replacements therefor, component and auxiliary parts and supplies used or to be used in connection therewith, and all substitutes for any of the foregoing, and all manuals, drawings, instructions, warranties and rights with respect thereto; wherever any of the foregoing is located.

"Existing Certificates of Title" means each certificate of title or other comparable instrument with respect to wreckers, vehicles and other Collateral owned by the Borrowers that, as of the Closing Date, notes the Junior Creditors’ Agent (or Bank of America) as the lienholder thereon.

"Existing Titled Collateral" means all wreckers, vehicles and other Collateral for which an Existing Certificate of Title has been issued as of the Closing Date.

"General Intangibles" means all of each Grantor’s now owned or hereafter acquired general intangibles, choses in action and causes of action and all other intangible personal property of each Grantor of every kind and nature (other than Accounts), including, without limitation, all contract rights, payment intangibles, Proprietary Rights, corporate or other business records, inventions, designs, blueprints, plans, specifications, patents, patent applications, trademarks, service marks, trade names, trade secrets, goodwill, copyrights, computer software, customer lists, registrations, licenses, franchises, tax refund claims, any funds which may become due to any Grantor in connection with the termination of any employee benefit plan or any rights thereto and any other amounts payable to any Grantor from any employee benefit plan, rights and claims against carriers and shippers, rights to indemnification, business interruption insurance and proceeds thereof, property, casualty or any similar type of insurance and any proceeds thereof, proceeds of insurance covering the lives of key employees on which any Grantor is beneficiary, rights to receive dividends, distributions, cash, Instruments and other property in respect of or in exchange for pledged equity interests or Investment Property, and any letter of credit, guarantee, claim, security interest or other security held by or granted to any or for the benefit of any Grantor (including all rights under the Intercompany Security Documents and the Independent Distributor Security Documents).

"Independent Distributor Security Documents" means all distributor agreements, security agreements, financing statements, guarantees and other documents, instruments and agreements executed or delivered in connection with any and all Accounts and other obligations owing to any Grantor by any of such Grantor’s Independent Distributors.

"Instruments" means all instruments, as such term is defined in the UCC, now owned or hereafter acquired by any Grantor.

"Inventory" means all of each Grantor’s now owned and hereafter acquired inventory, goods and merchandise, wherever located, to be furnished under any contract of service or held for sale or lease, including all tow trucks, wreckers and wrecker bodies (including all such property consisting of Titled Collateral), all returned goods, raw materials, work-in-process, finished goods (including embedded software), other materials and supplies of any kind, nature or description which are used or consumed in any Grantor’s business or used in connection with the packing, shipping, advertising, selling or finishing of such goods, merchandise, and all documents of title or other Documents representing them.

"Investment Property" means all of each Grantor’s right title and interest in and to any and all of the following, whether now owned or hereafter arising or acquired: (a) securities whether certificated or uncertificated; (b) securities entitlements; (c) securities accounts; (d) commodity contracts; or (e) commodity accounts.

"Payment Account" means each bank account established pursuant to this Security Agreement, to which the proceeds of Accounts and other Collateral are deposited or credited, and which is maintained in the name of the Collateral Agent or any Grantor, as the Collateral Agent may determine, on terms acceptable to the Collateral Agent.

"Proprietary Rights" means all of any Grantor’s now owned and hereafter arising or acquired licenses, franchises, permits, patents, patent rights, copyrights, works which are the subject matter of copyrights, trademarks, service marks, trade names, trade styles, patent, trademark and service mark applications, and all licenses and rights related to any of the foregoing, and all other rights under any of the foregoing, all extensions, renewals, reissues, divisions, continuations, and continuations-in-part of any of the foregoing, and all rights to sue for past, present and future infringement of any of the foregoing.

"Restricted Account" means bank account number 0037-8291-1498, maintained with Bank of America by Parent and titled Escrow Licensing (Restricted).

"Supporting Obligations" means all supporting obligations as such term is defined in the UCC.

"Titled Collateral" means all now existing or hereafter arising Collateral that is (a) covered by a certificate of title or other comparable instrument issued under a statute of a state under the law of which indication of a security interest on such certificate or instrument is required as a condition of perfection, and (b) not subject to a purchase money Lien in favor of another creditor which is permitted under clause (j) of the definition of "Permitted Liens" in the Credit Agreement, and in any event Titled Collateral shall include all Existing Titled Collateral.

"UCC" means the Uniform Commercial Code, as in effect from time to time, of the State of Georgia or of any other state the laws of which are required as a result thereof to be applied in connection with the issue of perfection of security interests.

All other capitalized terms used but not otherwise defined herein have the meanings given to them in the Credit Agreement or in Annex A thereto. All other undefined terms contained in this Security Agreement, unless the context indicates otherwise, have the meanings provided for by the UCC to the extent the same are used or defined therein.

2.       GRANT OF LIENS.

(a)     As security for all Obligations, the Grantors hereby grant to the Collateral Agent, for the benefit of the Agents, the Letter of Credit Issuer and the Lenders, a continuing security interest in, lien on, assignment of and right of set-off against, all of the following property and assets of the Grantors, whether now owned or existing or hereafter acquired or arising, regardless of where located:

(i)       all Accounts;

(ii)       all Inventory;

(iii)      all contract rights;

(iv)      all Chattel Paper;

(v)       all Documents;

(vi)      all Instruments;

(vii)     all Supporting Obligations;

(viii)    all General Intangibles;

(ix)      all Equipment;

(x)       all Investment Property;

(xi)     all money, cash, cash equivalents, securities and other property of any kind of each Grantor held directly or indirectly by the Collateral Agent or any Lender;

(xii)    all of each Grantor’s deposit accounts, credits, and balances with and other claims against the Collateral Agent or any Lender or any of their Affiliates or any other financial institution with which any Grantor maintains deposits, including any Payment Accounts;

(xiii)   all of the Grantors’ commercial tort claims;

(xiv)   all books, records and other property related to or referring to any of the foregoing, including books, records, account ledgers, data processing records, computer software and other property and General Intangibles at any time evidencing or relating to any of the foregoing; and

(xv)    all accessions to, substitutions for and replacements, products and proceeds of any of the foregoing, including, but not limited to, proceeds of any insurance policies, claims against third parties, and condemnation or requisition payments with respect to all or any of the foregoing.

All of the foregoing, together with the Real Estate covered by the Mortgages, all equity interests in Subsidiaries pledged to the Collateral Agent, and all other property of the Grantors in which the Collateral Agent or any Lender may at any time be granted a Lien as collateral for the Obligations, is herein collectively referred to as the "Collateral"; provided, that, notwithstanding anything herein to the contrary, the Collateral shall not include (A) any personal property that is leased by any Grantor or any rights of such Grantor under such lease (other than such Grantor’s rights to payment under such lease constituting Accounts or General Intangibles for money due or to become due) if and for so long as the grant of a security interest by such Grantor in such personal property or lease violates the terms of such Grantor's lease of such personal property; provided that the Grantor shall be deemed to have granted a security interest in such leased personal property, and such personal property shall be included in the Collateral, at such time that such grant no longer violates such lease; (B) any Proprietary Rights that a Grantor has an interest in pursuant to a license, permit, agreement or instrument with a third-party if and for so long as the grant of a security interest by such Grantor in such Proprietary Rights violates the terms of such Grantor's license, permit, agreement or instrument with such third-party; provided that the Grantor shall be deemed to have granted a security interest in such Proprietary Rights, and such Proprietary Rights shall be included in the Collateral, at such time that such grant no longer violates such license, permit, instrument or agreement; or (C) the Restricted Account; provided that the Collateral shall include each Grantor’s right to receive proceeds and payments from the Restricted Account.

(b)       As security for all Obligations, the Grantors hereby grant to the Existing Titled Collateral Agent, for the benefit of the Agents, the Letter of Credit Issuer and the Lenders, a continuing security interest in, lien on, assignment of and right of set-off against, all of the Existing Titled Collateral, the Existing Certificates of Title, and all proceeds thereof (including insurance proceeds).

(c)       All of the Obligations shall be secured by all of the Collateral, including all of the Existing Titled Collateral.

3.        PERFECTION AND PROTECTION OF SECURITY INTEREST.

(a)       The Grantors shall, at their expense, perform all steps requested by the Collateral Agent at any time to perfect, maintain, protect, and enforce the Agent’s Liens, including: (i) executing, delivering and/or filing and recording of the Mortgages, Patent and Trademark Agreement, and executing and filing financing or continuation statements, and amendments thereof, in form and substance reasonably satisfactory to the Collateral Agent; (ii) delivering to the Collateral Agent the originals of all Instruments, Documents, tangible Chattel Paper, certificated Investment Property, and all other Collateral of which the Collateral Agent determines it should have physical possession in order to perfect and protect the Agent’s Liens therein, duly pledged, endorsed or assigned to the Collateral Agent without restriction;

(iii) delivering to the Collateral Agent warehouse receipts covering any portion of the Collateral located in warehouses and for which warehouse receipts are issued, and delivering to the Collateral Agent or its representative certificates of title covering any portion of the Titled Collateral, together with duly executed applications for the notation of the Agent’s Liens on such certificates of title; (iv) when an Event of Default has occurred and is continuing, transferring Inventory to warehouses or other locations designated by the Collateral Agent; (v) placing notations on the Grantors’ books of account to disclose the Agent’s Liens; (vi) obtaining control agreements in form and substance acceptable to the Collateral Agent from securities intermediaries with respect to financial assets (including Investment Property) in the possession of securities intermediaries and providing the Collateral Agent control of all electronic Chattel Paper in such manner as the Collateral Agent may require; (vii) assigning and delivering to the Collateral Agent all Supporting Obligations, including letters of credit on which any Grantor is named beneficiary, with the written consent of the issuer thereof; and (viii) taking such other steps as are deemed necessary or desirable by the Collateral Agent to maintain and protect the Agent’s Liens. To the extent permitted by applicable law, the Collateral Agent may file, without any Grantor’s signature, one or more financing statements disclosing the Agent’s Liens. The Grantors agree that a carbon, photographic, photostatic, or other reproduction of this Security Agreement or of a financing statement is sufficient as a financing statement.

(b)       If any Collateral is at any time in the possession or control of any warehouseman, bailee, consignee or any of the Grantors’ agents or processors, then the Grantors shall (i) notify the Collateral Agent thereof and shall use reasonable efforts to obtain a bailee, consignee or similar letter acknowledged by such Person that notifies such Person of the Agent’s Liens in such Collateral and instructs such Person to hold all such Collateral for the Collateral Agent’s account subject to the Collateral Agent’s instructions, and (ii) deliver to the Collateral Agent such UCC financing statements as the Collateral Agent may reasonably request naming such Person as debtor. If at any time any Collateral is located in any operating facility of a Grantor that is leased by such Grantor, then such Grantor shall use reasonable efforts to obtain written landlord lien waivers or subordinations, in form and substance reasonably satisfactory to the Collateral Agent, that waive or subordinate all present and future Liens which the owner or lessor of such premises may be entitled to assert against the Collateral, provided that the provisions of this sentence shall not apply to Collateral of the RoadOne Borrowers until January 1, 2002.

(c)       From time to time the Grantors shall, upon the Collateral Agent’s request, execute and deliver confirmatory written instruments pledging to the Collateral Agent, for the ratable benefit of the Agents, the Letter of Credit Issuer and the Lenders, the Collateral, but the Grantors’ failure to do so shall not affect or limit the Agent’s Liens or any other rights of the Collateral Agent or any Lender in and to the Collateral with respect to the Grantors. So long as the Credit Agreement is in effect and until all Obligations have been fully satisfied, the Agent’s Liens shall continue in full force and effect in all Collateral (whether or not deemed eligible for the purpose of calculating the Availability or as the basis for any advance, loan, extension of credit, or other financial accommodation).

(d)       The Grantors (i) represent and warrant to the Collateral Agent and the Lenders that the Grantors do not have any commercial tort claims (as defined in Revised

Article 9 of the UCC) as of the date hereof, and (ii) agree to promptly notify the Collateral Agent in writing of any hereafter arising commercial tort claims in which any Grantor is a plaintiff and is seeking damages in excess of $250,000 (or, if a specific amount of damages are not pled, which could reasonably be expected to exceed $250,000) and, in connection therewith, shall promptly execute and deliver to the Collateral Agent a confirmation of the Lien granted hereunder in such claims and such UCC financing and amendment statements as the Collateral Agent may reasonably request in order to perfect the Agent’s Liens therein.

4.        LOCATION OF COLLATERAL.      The Grantors represent and warrant to the Collateral Agent and the Lenders that: (a) Schedule I (as updated from time to time by delivery by the Grantors to the Collateral Agent of a written supplemental schedule with respect thereto, such written supplemental schedule to be provided at least thirty (30) days prior to any change in such schedule) is a correct and complete list of each Grantor’s chief executive office, the location of its books and records, the locations of the Collateral, and the locations of all of its other places of business; and (b) Schedule I (as updated from time to time by delivery by the Grantors to the Collateral Agent of a written supplemental schedule with respect thereto, such written supplemental schedule to be provided at least thirty (30) days prior to any change in such schedule) correctly identifies any of such facilities and locations that are not owned by the Grantors and sets forth the names of the owners and lessors or sublessors of such facilities and locations. The Grantors covenant and agree that they will not (i) maintain any Collateral at any location other than those locations listed for the Grantors on Schedule I, (ii) otherwise change or add to any of such locations, or (iii) change the location of their chief executive office from the location identified in Schedule I, or the jurisdiction of any Grantor’s jurisdiction of incorporation or organization from the jurisdiction identified in Schedule II, unless they give the Collateral Agent at least thirty (30) days’ prior written notice thereof and execute any and all financing statements and other documents that the Collateral Agent reasonably requests in connection therewith. Without limiting the foregoing, each Grantor represents that all of its Inventory (other than Inventory in transit) is, and covenants that all of its Inventory will be, located either (x) on premises owned by such Grantor, (y) on premises leased by such Grantor, or (z) in a warehouse or with a bailee or consignee.

5.        JURISDICTION OF ORGANIZATION.   Each Grantor represents and warrants to the Collateral Agent and the Lenders, and agrees with the Collateral Agent and the Lenders, that Schedule II hereto identifies the jurisdiction in which such Grantor is incorporated or organized and the identification number, if any, provided by such jurisdiction of incorporation or organization.

6.        TITLE TO, LIENS ON, AND SALE AND USE OF COLLAGERAL.   The Grantors represent and warrant to the Collateral Agent and the Lenders and agree with the Collateral Agent and the Lenders that: (a) all of the Collateral is and will continue to be owned by the Grantors free and clear of all Liens whatsoever, except for Permitted Liens; (b) the Agent’s Liens in the Collateral will not be subject to any prior Lien except for those Liens identified in clauses (a), (c), (d) and (e) of the definition of Permitted Liens; and (c) the Grantors will use, store, and maintain the Collateral with all reasonable care and will use such Collateral for lawful purposes only.

7.        ADDITIONAL MORTGAGES. The Grantors, at the Grantors' expense, will grant to the Collateral Agent Mortgages in any Real Estate acquired after the Closing Date as may be requested from time to time by the Collateral Agent and/or the Required Lenders (collectively, the "Additional Mortgages"). All such Mortgages shall be granted pursuant to documentation reasonably satisfactory in form and substance to the Collateral Agent and shall constitute valid and enforceable Liens superior to and prior to the rights of all third Persons and subject to no other Liens except for Permitted Liens. The Additional Mortgages shall be duly recorded or filed in such manner and in such places as are required by law to establish, perfect, preserve and protect the Agent’s Liens required to be granted pursuant to the Additional Mortgages and all taxes, fees and other charges payable in connection therewith shall be paid in full by the Grantors. Furthermore, the Grantors shall cause to be delivered to the Collateral Agent such opinions of counsel, title insurance and other related documents as may be reasonably requested by the Collateral Agent. Each action required by this Section 7 shall be completed as soon as possible, but in no event later than 30 days after such action is requested to be taken by the Collateral Agent or the Required Lenders, as the case may be.

8.        ACCESS AND EXAMINATION. Subject to the limitations imposed on the Collateral Agent and the Lenders in the Credit Agreement, the Collateral Agent, accompanied by any Lender which so elects, may at all reasonable times during regular business hours (and at any time when a Default or Event of Default exists and is continuing) have access to, examine, audit, make extracts from or copies of and inspect any or all of the Grantors’ records, files, and books of account and the Collateral, and discuss the Grantors’ affairs with the Grantors’ officers and management. The Grantors will deliver to the Collateral Agent any instrument necessary for the Collateral Agent to obtain records from any service bureau maintaining records for the Grantors. The Collateral Agent may, at any time when a Default or Event of Default exists, and at the Grantors’ expense, make copies of any or all of the Grantors’ books and records, or require the Grantors to deliver such copies to the Collateral Agent. During the existence of an Event of Default, the Collateral Agent may, without expense to the Collateral Agent, use such of the Grantors’ respective personnel, supplies, and Real Estate as may be reasonably necessary for maintaining or enforcing the Collateral Agent’s Liens. The Collateral Agent shall have the right, at any time, in the Collateral Agent’s name or in the name of a nominee of the Collateral Agent, to verify the validity, amount or any other matter relating to the Accounts, Inventory, Equipment or other Collateral, by mail, telephone, or otherwise.

9.        COLLATERAL REPORTING. The Grantors shall provide the Collateral Agent with the following documents at the following times in form satisfactory to the Collateral Agent (in each case prepared separately for the Miller Borrowers and the RoadOne Borrowers, as well as on a combined basis): (a) together with each Borrowing Base Certificate delivered pursuant to Section 5.2(l) of the Credit Agreement, or more frequently if requested by the Collateral Agent, a schedule of the Grantors’ Accounts created, credits given, cash collected and other adjustments to Accounts since the last such schedule; (b) on a monthly basis, within 30 days after the end of each month, or more frequently if requested by the Collateral Agent, an aging of the Grantors’ Accounts, together with a reconciliation to the corresponding Borrowing Base Certificate and to the Grantors’ general ledger; (c) on a monthly basis, within 30 days after the end of each month, or more frequently if requested by the Collateral Agent, an aging of the Grantors’ accounts payable; (d) on a monthly basis, within 30 days after the end of each month (or more frequently if requested by the Collateral Agent), a detailed calculation of Eligible Accounts, Eligible Secured Accounts, Eligible Fleet Vehicles, Eligible Designated Subsidiary Accounts, Eligible Designated Subsidiary Inventory and Eligible Inventory; (e) on a monthly basis, within 30 days after the end of each month (or more frequently if requested by the Collateral Agent), Inventory and Eligible Fleet Vehicles reports by category and location, together with a reconciliation to the corresponding Borrowing Base Certificate and to the Grantors’ general ledger; (f) upon request, copies of invoices in connection with the Grantors’ Accounts, customer statements, credit memos, remittance advices and reports, deposit slips, shipping and delivery documents in connection with the Grantors’ Accounts and for Inventory and Equipment (including fleet vehicles) acquired by the Grantors, purchase orders and invoices; (g) upon request, a statement of the balance of all assets and liabilities, however arising, which are due to the Grantors from, or which are due from the Grantors to, or which otherwise arise from any transaction by the Grantors with, any Affiliate of the Grantors; (h) such other reports as to the Collateral of the Grantors as the Collateral Agent shall reasonably request from time to time; and (i) with the delivery of each of the foregoing, a certificate of the Grantors executed by a Designated Financial Officer certifying as to the accuracy and completeness of the foregoing. If any of the Grantors’ records or reports of the Collateral are prepared by an accounting service or other agent, the Grantors hereby authorize such service or agent to deliver such records, reports, and related documents to the Collateral Agent, for distribution to the Lenders.

10.        ACCOUNTS.

(a)     Each Grantor hereby represents and warrants to the Collateral Agent and the Lenders, with respect to the Grantor’s Accounts, that: (i) each existing Account represents, and each future Account will represent, a bona fide sale or lease and delivery of goods by such Grantor, or rendition of services by such Grantor, in the ordinary course of such Grantor’s business; (ii) each existing Account is, and each future Account will be, for a liquidated amount payable by the Account Debtor thereon on the terms set forth in the invoice therefor or in the schedule thereof delivered to the Collateral Agent, without any offset, deduction, defense, or counterclaim, except those known to such Grantor and disclosed to the Collateral Agent and the Lenders pursuant to this Security Agreement; (iii) no payment will be received with respect to any Account, and no credit, discount, or extension, or agreement therefor will be granted on any Account, except as reported to the Collateral Agent and the Lenders in Borrowing Base Certificates delivered in accordance with the Credit Agreement and this Security Agreement; (iv) each copy of an invoice delivered to the Collateral Agent by such Grantor will be a genuine copy of the original invoice sent to the Account Debtor named therein; and (v) all goods described in any invoice representing a sale of goods will have been delivered to the Account Debtor and all services of such Grantor described in each invoice will have been performed.

(b)       No Grantor shall (i) re-date any invoice or sale; (ii) make sales on extended dating beyond that customary in such Grantor’s business; or (iii) extend or modify any Account except in accordance with Grantors’ past practices and provided Grantors provide written notice thereof to the Collateral Agent. If any Grantor becomes aware of any matter adversely affecting the collectibility of any Account or the Account Debtor therefor involving an amount greater than $100,000, including information that reveals a material adverse change in the Account Debtor’s creditworthiness, the Grantors will promptly so advise the Collateral Agent and exclude such Account from Eligible Accounts.

(c)       No Grantor shall accept any note or other instrument (except a check or other instrument for the immediate payment of money) with respect to any Account without the Collateral Agent’s written consent. If the Collateral Agent consents to the acceptance of any such instrument, it shall be considered as evidence of the Account and not payment thereof and the Grantors will promptly deliver such instrument to the Collateral Agent, endorsed by the applicable Grantor to the Collateral Agent in a manner satisfactory in form and substance to the Collateral Agent.

(d)       The Grantors shall notify the Collateral Agent promptly of all disputes and claims in excess of $100,000 with any Account Debtor, and agrees to settle, contest, or adjust such dispute or claim at no expense to the Collateral Agent or any Lender. No discount, credit or allowance shall be granted to any such Account Debtor without the Collateral Agent’s prior written consent, except for discounts, credits and allowances made or given in the ordinary course of the Grantors’ business when no Event of Default exists hereunder. The Grantors shall promptly report each credit memorandum on Borrowing Base Certificates (or on supporting information delivered in connection therewith) submitted by them, and shall send the Collateral Agent a copy of each credit memorandum in excess of $50,000 promptly following the Collateral Agent’s request therefor. The Collateral Agent may, at all times when an Event of Default exists hereunder, settle or adjust disputes and claims directly with Account Debtors for amounts and upon terms which the Collateral Agent or the Required Lenders, as applicable, shall consider advisable and, in all cases, the Collateral Agent will credit the Grantors’ Loan Account with the net amounts received by the Collateral Agent in payment of any Accounts.

(e)       If an Account Debtor returns any Inventory to a Grantor when no Event of Default exists, then the Grantors shall promptly determine the reason for such return and, if appropriate, shall issue a credit memorandum to the Account Debtor in the appropriate amount. The Grantors shall promptly report all returns on Borrowing Base Certificates (or on supporting information delivered in connection therewith) submitted by them, and shall send the Collateral Agent a report of each return involving an amount in excess of $75,000 promptly following the Collateral Agent’s request therefor. Each such report shall indicate the reasons for the returns and the locations and condition of the returned Inventory. In the event any Account Debtor returns Inventory to a Grantor when an Event of Default exists, the Grantors, upon the request of the Collateral Agent, shall: (i) hold the returned Inventory in trust for the Collateral Agent; (ii) segregate all returned Inventory from all of its other property; (iii) dispose of the returned Inventory solely according to the Collateral Agent’s written instructions; and (iv) not issue any credits or allowances with respect thereto without the Collateral Agent’s prior written consent. All returned Inventory shall be subject to the Collateral Agent’s Liens thereon. Whenever any Inventory is returned, the related Account shall be deemed ineligible to the extent of the amount owing by the Account Debtor with respect to such returned Inventory.

11.        COLLECTION OF ACCOUNTS; PAYMENTS.

(a)      Until the Collateral Agent notifies the Grantors to the contrary, the Grantors shall make collection of all Accounts and other Collateral for the Collateral Agent, shall receive all payments as the Collateral Agent’s trustee, and shall promptly (and in any event within one Business Day after receipt thereof) deliver all payments in their original form duly endorsed in blank into a Payment Account established for the account of the Grantors at a Clearing Bank acceptable to the Collateral Agent, which Payment Account shall be subject to a Blocked Account Agreement. All funds in any Payment Account shall be subject to the Collateral Agent’s sole control, and withdrawals by the Grantors shall not be permitted.

(b)       Promptly following the request of the Collateral Agent, (i) the Grantors shall establish a lock-box service for collections of Accounts at a Clearing Bank acceptable to the Collateral Agent and subject to a Blocked Account Agreement and other documentation acceptable to the Collateral Agent, and (ii) the Grantors shall instruct all Account Debtors to make all payments directly to the address established for such service. If, notwithstanding such instructions, any Grantor receives any proceeds of Accounts, it shall receive such payments as the Collateral Agent’s trustee, and shall immediately deliver such payments to the Collateral Agent in their original form duly endorsed in blank or deposit them into a Payment Account, as the Collateral Agent may direct. All collections received in any lock-box or Payment Account or directly by any Grantor or the Collateral Agent, and all funds in any Payment Account or other account to which such collections are deposited shall be subject to the Collateral Agent’s sole control, and withdrawals by the Grantors shall not be permitted.

(c)       The Collateral Agent or the Collateral Agent’s designee may, at any time after the occurrence of an Event of Default, notify Account Debtors that the Accounts have been assigned to the Collateral Agent and of the Collateral Agent’s security interest therein, and may collect them directly and charge the collection costs and expenses to the Loan Account as a Revolving Loan. So long as an Event of Default has occurred and is continuing, the Grantors, at the Collateral Agent’s request, shall execute and deliver to the Collateral Agent such documents as the Collateral Agent shall require to grant the Collateral Agent access to any post office box in which collections of Accounts are received.

(d)       If sales of Inventory are made or services are rendered for cash, the Grantors shall immediately deliver to the Collateral Agent or deposit into a Payment Account the cash which the Grantors receive.

(e)       All payments including immediately available funds received by the Collateral Agent at a bank account designated by it, will be the Collateral Agent’s sole property for its benefit and the benefit of the Lenders and will be credited to the Loan Account (conditional upon final collection) after allowing one (1) Business Days for collection; provided, however, that such payments shall be deemed to be credited to the Loan Account immediately upon receipt for purposes of (i) determining Availability, (ii) calculating the Unused Line Fee pursuant to Section 2.5 of the Credit Agreement, and (iii) calculating the amount of interest accrued thereon solely for purposes of determining the amount of interest to be distributed by the Collateral Agent to the Lenders (but not the amount of interest payable by the Grantors).

12.        INVENTORY; PERPETUAL INVENTORY.

(a)       The Grantors represent and warrant to the Collateral Agent and the Lenders and agrees with the Collateral Agent and the Lenders that all of the Inventory owned by the Grantors is and will be held for sale or lease, or to be furnished in connection with the rendition of services, in the ordinary course of the Grantors’ business, and is and will be fit for such purposes. The Grantors will keep their Inventory in good and marketable condition, except for damaged or defective goods arising in the ordinary course of the Grantors’ business. The Grantors will not, without the prior written consent of the Collateral Agent, acquire or accept any Inventory on consignment or approval, except pursuant to the Navistar Consignment Agreement provided the Navistar Intercreditor Agreement is in full force and effect. The Grantors agree that all Inventory produced by the Grantors in the United States of America will be produced in accordance with the Federal Fair Labor Standards Act of 1938, as amended, and all rules, regulations, and orders thereunder. The Grantors will conduct a physical count of the Inventory at least once per Fiscal Year, and after and during the continuation of an Event of Default, at such other times as the Collateral Agent requests. The Grantors will maintain an inventory reporting system at all times consistent with past practices and reasonably acceptable to the Collateral Agent. The Grantors will not, without the Collateral Agent’s written consent, sell any Inventory on a bill-and-hold, guaranteed sale, sale and return, sale on approval, consignment, or other repurchase or return basis.

(b)       In connection with all Inventory financed by Letters of Credit, the Grantors will, at the Collateral Agent’s request, instruct all suppliers, carriers, forwarders, customs brokers, warehouses or others receiving or holding cash, checks, Inventory, Documents or Instruments in which the Collateral Agent holds a security interest to deliver them to the Collateral Agent and/or subject to the Collateral Agent’s order, and if they shall come into the Grantors’ possession, to deliver them, upon request, to the Collateral Agent in their original form. The Grantors shall also, at the Collateral Agent’s request, designate the Collateral Agent as the consignee on all bills of lading and other negotiable and non-negotiable documents.

13.        EQUIPMENT.

(a)       Each Grantor represents and warrants to the Collateral Agent and the Lenders and agrees with the Collateral Agent and the Lenders that all of the Equipment owned by such Grantor is and will be used or held for use in such Grantor’s business, and is and will be fit for such purposes. Each Grantor shall keep and maintain its Equipment in good operating condition and repair (ordinary wear and tear excepted) and shall make all necessary replacements thereof.

(b)       The Grantors shall promptly inform the Collateral Agent of any additions to or deletions from the Equipment with a fair market value in excess of $10,000, including the purchase, sale or other disposition of any fleet vehicle. The Grantors shall not permit any Equipment to become a fixture with respect to real property or to become an accession with respect to other personal property with respect to which real or personal property the Collateral Agent does not have a Lien. The Grantors will not, without the Collateral Agent’s prior written consent, alter or remove any identifying symbol or number on any of the Grantors’ Equipment constituting Collateral.

(c)       Except as set forth in the Credit Agreement, no Grantor shall, without the Collateral Agent’s prior written consent, sell, lease as a lessor, or otherwise dispose of any of such Grantor’s Equipment.

(d)       Each Grantor represents and warrants to the Agents and the Lenders that none of the Equipment included in the [describe pre-closing Appraisal] is subject to any Lien described in clause (j) of the definition of "Permitted Lien".

14.        DOCUMENTS,, INSTRUMENTS, AND CHATTEL PAPER. Each Grantor represents and warrants to the Collateral Agent and the Lenders that (a) all Documents, Instruments, and Chattel Paper describing, evidencing, or constituting Collateral, and all signatures and endorsements thereon, are and will be complete, valid, and genuine, and (b) all goods evidenced by such Documents, Instruments, and Chattel Paper are and will be owned by such Grantor, free and clear of all Liens other than Permitted Liens.

15.        INDEPENDENT DISTRIBUTOR SECURITY DOCUMENTS.

(a)       Each Grantor represents and warrants to the Collateral Agent and the Lenders that (i) on or prior to the date hereof the Grantors have delivered to, or made available for review by, the Collateral Agent true and correct copies of each of the Independent Distributor Security Documents as an effect on the date hereof, and (ii) each of such Independent Distributor Security Documents is in full force and effect as of the date hereof and constitutes the valid and binding obligation of each of the parties thereto.

(b)       The Grantors shall (i) take all actions as may be necessary or as the Collateral Agent may reasonably request in order to maintain in full force and effect the Independent Distributor Security Documents and all Liens of the Grantors thereunder, as well as to enable the Collateral Agent to maintain and enforce the Agent’s Liens therein, including the filing of all such UCC financing, amendment and continuation statements as may be necessary to maintain the perfection and priority of all such Liens or as the Collateral Agent may reasonably request, and the giving of such notices to the Independent Distributors as the Collateral Agent may reasonably request with respect to the Agent’s Liens in the Independent Distributor Security Documents, (ii) deliver to the Collateral Agent true and correct copies of all Independent Distributor Security Documents entered into or received by the Grantors after the date hereof, (iii) not amend, modify or supplement any of the Independent Distributor Security Documents in any respect without the Collateral Agent’s prior consent (except as may be necessary or requested under clause (i) hereof), which consent shall not be unreasonably withheld or delayed, and (iv) provide the Collateral Agent prompt written notice of any assertion by any Independent Distributor that any of the Independent Distributor Security Documents is not a legal and binding obligation of such Independent Distributor in any respect or any attempted revocation or limitation by any Independent Distributor of any of the Independent Distributor Security Documents.

(c)       The Grantors acknowledge and agree that the Collateral Agent shall have the right at any time upon prior notice to Parent to (i) review, examine and make copies of the Independent Distributor Security Documents and all of the Grantors’ records relating thereto, and (ii) require the Grantors, at their sole cost and expense, to execute and deliver to the Collateral Agent all such UCC-3 assignments as the Collateral Agent may request in order to evidence of record the Agent’s Liens in the Independent Distributor Security Documents.

(d)       The Grantors acknowledge and agree that, notwithstanding any assignment of record to the Collateral Agent of any UCC financing statements relating to the Independent Distributor Security Documents or any other action taken by the Collateral Agent under this Security Agreement with respect to the Independent Distributor Security Documents, (i) the provisions of Section 20(b) hereof shall apply to the Independent Distributor Security Documents, and (ii) the Grantors shall remain responsible for ensuring that all necessary UCC amendment and continuation statements are timely and properly filed, and all other actions are taken, in order to maintain the perfection and priority of all of the Liens of the Grantors under the Independent Distributor Security Documents.

16.       CANADIAN INTERCOMPANY SECURITY DOCUMENTS.

(a)       Each Grantor represents and warrants to the Collateral Agent and the Lenders that (i) on or prior to the date hereof the Grantors have delivered to the Collateral Agent true and correct copies of each of the Intercompany Security Documents as an effect on the date hereof, and (ii) each of the Intercompany Security Documents is in full force and effect as of the date hereof and constitutes the valid and binding obligation of each of the parties thereto.

(b)       The Grantors shall (i) take all actions as may be necessary or as the Collateral Agent may reasonably request in order to maintain in full force and effect the Intercompany Security Documents and all Liens of the Grantors thereunder, as well as to enable the Collateral Agent to maintain and enforce the Agent’s Liens therein, including the filing of all such financing, amendment and continuation statements as may be necessary to maintain the perfection and priority of all such Liens or as the Collateral Agent may reasonably request, and the giving of such notices to the Designated Subsidiaries as the Collateral Agent may reasonably request with respect to the Agent’s Liens in the Intercompany Security Documents, (ii) deliver to the Collateral Agent true and correct copies of all Intercompany Security Documents entered into or received by the Grantors after the date hereof, (iii) not amend, modify or supplement any of the Intercompany Security Documents in any respect without the Collateral Agent’s prior consent (except as may be necessary or requested under clause (i) hereof), which consent shall not be unreasonably withheld or delayed, and (iv) provide the Collateral Agent prompt written notice of any assertion by any Designated Subsidiary that any of the Intercompany Security Documents is not a legal and binding obligation of such Designated Subsidiary in any respect or any attempted revocation or limitation by any Designated Subsidiary of any of the Intercompany Security Documents.

(c)       The Grantors acknowledge and agree that the Collateral Agent shall have the right at any time upon prior notice to Parent to (i) review, examine and make copies of the Intercompany Security Documents and all of the Grantors’ records relating thereto, and (ii) require the Grantors, at their sole cost and expense, to execute and deliver to the Collateral Agent all such assignments as the Collateral Agent may request in order to evidence of record the Agent’s Liens in the Intercompany Security Documents.

(d)       The Grantors acknowledge and agree that, notwithstanding any assignment of record to the Collateral Agent of any financing or similar statements relating to the Intercompany Security Documents or any other action taken by the Collateral Agent under this Security Agreement with respect to the Intercompany Security Documents, (i) the provisions of

 Section 20(b) hereof shall apply to the Intercompany Security Documents, and (ii) the Grantors shall remain responsible for ensuring that all necessary amendment and continuation statements are timely and properly filed, and all other actions are taken, in order to maintain the perfection and priority of all of the Liens of the Grantors under the Intercompany Security Documents.

17.        TITLED COLLATERAL.

(a)       The Grantors agree that (i) the Collateral Agent and the Existing Titled Collateral Agent may engage the Custodial Administrator as their agent and custodial administrator to administer and manage the certificates of title or other comparable documents (including the Existing Certificates of Title) and accomplish the perfection of the Agent’s Liens in the Titled Collateral, pursuant to the Custodial Administration Agreement, and (ii) the Grantors shall execute an agreement or instrument satisfactory to the Custodial Administrator and the Collateral Agent granting power of attorney to the Custodial Administrator for the purpose of administering and managing such certificates of title or other comparable documents and perfecting such Liens. The Grantors agree that all fees and expenses of the Custodial Administrator, and all filing fees, taxes, and other amounts incurred in connection with such perfection and administration shall be paid by the Grantors.

(b)       Upon request by the Custodial Administrator, and not later than five (5) Business Days following receipt thereof by any of the Grantors from the Custodial Administrator, the Grantors shall execute and deliver to the Custodial Administrator (i) all certificates of title or other comparable instruments which the Custodial Administrator returns or delivers to the Grantors and instructs the Grantors to execute in order to accomplish perfection of the Agent’s Liens on the Titled Collateral, (ii) any applications for notation of a security interest or other comparable forms required in conjunction with the executed certificates of title to accomplish perfection of such Liens on the Titled Collateral which the Custodial Administrator delivers to and instructs the Grantors to execute or cause to be executed, and (iii) such other certificates, agreements, notices or other items as the Custodial Administrator or the Collateral Agent deem necessary to perfect such Liens on the Titled Collateral.

(c)       Within twenty (20) days after the acquisition by any Grantor of any Titled Collateral, the Grantors will: (i) execute such certificate of title applications and documents as may be required to indicate the Agent’s Liens thereon; (ii) complete and execute any applications for notation of the Agent’s Liens or other comparable forms required by the applicable state's law in conjunction with the executed certificates of title in order to perfect the Agent’s Liens in the Titled Collateral; and (iii) file at its expense the items in clauses (i) and (ii), along with such other certificates, agreements, notices, or other comparable forms as may be necessary, with the appropriate Governmental Authority in the applicable jurisdiction in order to perfect such Liens.

(d)       The Grantors will cause the appropriate Governmental Authority to deliver directly to the Custodial Administrator, or if delivered to a Grantor, cause to be delivered to the Custodial Administrator within five (5) Business Days after receipt thereof from the appropriate Governmental Authority by a Grantor, either the original certificate of title with the Agent's Liens noted thereon or a newly issued certificate of title or comparable instrument, as applicable, with the Agent's Liens noted thereon, to be managed and administered in accordance with the Custodial Administration Agreement.

18.        RIGHT TO CURE. The Collateral Agent may, in its discretion, and shall, at the direction of the Required Lenders, pay any amount or do any act required of the Grantors hereunder or under any other Loan Document in order to preserve, protect, maintain or enforce the Obligations, the Collateral or the Agent’s Liens therein, and which the Grantors fail to pay or do, including payment of any judgment against any Grantor, any insurance premium, any warehouse charge, any finishing or processing charge, any landlord’s or bailee’s claim, and any other Lien upon or with respect to the Collateral. All payments that the Collateral Agent makes under this Section 18 and all out-of-pocket costs and expenses that the Collateral Agent pays or incurs in connection with any action taken by it hereunder shall be charged to the Grantors’ Loan Account as a Revolving Loan. Any payment made or other action taken by the Collateral Agent under this Section 18 shall be without prejudice to any right to assert an Event of Default hereunder and to proceed thereafter as herein provided.

19.        POWER OF ATTORNEY. Each Grantor hereby appoints the Collateral Agent and the Collateral Agent’s designee as such Grantor’s attorney, with power: (a) to endorse such Grantor’s name on any checks, notes, acceptances, money orders, or other forms of payment or security that come into the Collateral Agent’s or any Lender’s possession; (b) to sign such Grantor’s name on any invoice, bill of lading, warehouse receipt or other negotiable or non-negotiable Document constituting Collateral, on drafts against customers, on assignments of Accounts, on notices of assignment, financing statements, certificate of title applications and other public record filings, and to file any such financing statements, applications and other filings by electronic means or otherwise with or without a signature as authorized or required by applicable law or filing procedure; (c) so long as any Event of Default has occurred and is continuing, to notify the post office authorities to change the address for delivery of such Grantor’s mail to an address designated by the Collateral Agent and to receive, open and dispose of all mail addressed to such Grantor; (d) to send requests for verification of Accounts to customers or Account Debtors; (e) to complete in such Grantor’s name or the Collateral Agent’s name, any order, sale or transaction, obtain the necessary Documents in connection therewith, and collect the proceeds thereof; (f) to clear Inventory through customs in such Grantor’s name, the Collateral Agent’s name or the name of the Collateral Agent’s designee, and to sign and deliver to customs officials powers of attorney in such Grantor’s name for such purpose; and (g) to do all things necessary to carry out the Credit Agreement and this Security Agreement. Each Grantor ratifies and approves all acts of such attorney. None of the Lenders or the Collateral Agent nor their attorneys will be liable for any acts or omissions or for any error of judgment or mistake of fact or law except for their willful misconduct. This power, being coupled with an interest, is irrevocable until the Credit Agreement has been terminated and the Obligations have been fully satisfied.

20.        THE COLLATERAL AGENT’S AND THE LENDERS’ RIGHTS, DUTIES AND LIABILITIES.

(a)       The Grantors assume all responsibility and liability arising from or relating to the use, sale or other disposition of the Collateral. The Obligations shall not be affected by any failure of the Collateral Agent or any Lender to take any steps to perfect the Agent’s Liens or to collect or realize upon the Collateral, nor shall loss of or damage to the Collateral release the Grantors from any of the Obligations. Following the occurrence and during the continuation of an Event of Default, the Collateral Agent may (but shall not be required to), and at the direction of the Required Lenders shall, without notice to or consent from any Grantor, sue upon or otherwise collect, extend the time for payment of, modify or amend the terms of, compromise or settle for cash, credit, or otherwise upon any terms, grant other indulgences, extensions, renewals, compositions, or releases, and take or omit to take any other action with respect to the Collateral, any security therefor, any agreement relating thereto, any insurance applicable thereto, or any Person liable directly or indirectly in connection with any of the foregoing, without discharging or otherwise affecting the liability of the Grantors for the Obligations or under the Credit Agreement or any other agreement now or hereafter existing between the Collateral Agent and/or any Lender and the Grantors.

(b)       It is expressly agreed by each Grantor that, anything herein to the contrary notwithstanding, such Grantor shall remain liable under each of its contracts and each of its licenses to observe and perform all the conditions and obligations to be observed and performed by it thereunder. Neither the Collateral Agent nor any Lender shall have any obligation or liability under any contract or license by reason of or arising out of this Security Agreement or the granting herein of a Lien thereon or the receipt by the Collateral Agent or any Lender of any payment relating to any contract or license pursuant hereto. Neither the Collateral Agent nor any Lender shall be required or obligated in any manner to perform or fulfill any of the obligations of the Grantors under or pursuant to any contract or license, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any contract or license, or to present or file any claims, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

(c)       The Collateral Agent may at any time after an Event of Default shall have occurred and be continuing, without prior notice to any Grantor, notify Account Debtors, parties to the Contracts and obligors in respect of Instruments and Chattel Paper, that the Accounts and the right, title and interest of the Grantors in and under such Contracts, Instruments and Chattel Paper have been assigned to the Collateral Agent, and that payments shall be made directly to the Collateral Agent, for itself and the benefit of the Lenders. Upon the request of the Collateral Agent, the Grantors shall so notify Account Debtors, parties to Contracts and obligors in respect of Instruments and Chattel Paper.

(d)       The Collateral Agent may at any time in the Collateral Agent’s own name or in the name of any Grantor communicate with Account Debtors, parties to contracts, obligors in respect of Instruments, and obligors in respect of Chattel Paper, to verify with such Persons, to the Collateral Agent’s satisfaction, the existence, amount and terms of any such Accounts, contracts, Instruments or Chattel Paper. If an Event of Default shall have occurred and be continuing, the Grantors, at their own expense, shall cause the independent certified public accountants then engaged by the Grantors to prepare and deliver to the Collateral Agent and each Lender at any time and from time to time promptly upon the Collateral Agent’s request the following reports with respect to the Grantor: (i) a reconciliation of all Accounts; (ii) an aging of all Accounts; (iii) trial balances; and (iv) a test verification of such Accounts as the Collateral Agent may request. The Grantors, at their own expense, shall deliver to the Collateral Agent the results of each physical verification, if any, which the Grantors may in their discretion have made, or caused any other Person to have made on its behalf, of all or any portion of its Inventory.

21.        PATENT, TRADEMARK AND COPYRIGHT COLLATERAL.

(a)       Each Grantor represents and warrants to the Collateral Agent and the Lenders that (i) such Grantor does not have any interest in, or title to, any Patent, Trademark or Copyright except as set forth in Schedule III hereto, (ii) the Security Agreement is effective to create a valid and continuing Lien on and, upon filing of the Copyright Security Agreement with the United States Copyright Office, perfected Liens in favor of the Collateral Agent on such Grantor’s patents, trademarks and copyrights and such perfected Liens are enforceable as such as against any and all creditors of and purchasers from such Grantor, and (iii) upon filing of the Copyright Security Agreements with the United States Copyright Office and filing of the Patent and Trademark Agreements with the United States Patent and Trademark Office and the filing of appropriate financing statements, all actions necessary or desirable to protect and perfect the Agent’s Lien on such Grantor’s patents, trademarks or copyrights shall have been duly taken.

(b)       The Grantors shall notify the Collateral Agent immediately if it knows or has reason to know that any application or registration relating to any patent, trademark or copyright (now or hereafter existing) may become abandoned or dedicated, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court) regarding any Grantor’s ownership of any patent, trademark or copyright, its right to register the same, or to keep and maintain the same.

(c)       In no event shall any Grantor, either directly or through any agent, employee, licensee or designee, file an application for the registration of any patent, trademark or copyright with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency without giving the Collateral Agent prompt written notice thereof, and, upon request of the Collateral Agent, the Grantors shall execute and deliver any and all Patent Security Agreements, Copyright Security Agreements or Trademark Security Agreements as the Collateral Agent may request to evidence the Agent’s Lien on such patent, trademark or copyright, and the General Intangibles of the Grantors relating thereto or represented thereby.

(d)       The Grantors shall take all actions necessary or requested by the Collateral Agent to maintain and pursue each application, to obtain the relevant registration and to maintain the registration of each of the patents, trademarks and copyrights (now or hereafter existing), including the filing of applications for renewal, affidavits of use, affidavits of noncontestability and opposition and interference and cancellation proceedings, unless the Grantors shall determine that such patent, trademark or copyright is not material to the conduct of their business.

(e)       In the event that any of the patent, trademark or copyright Collateral is infringed upon, or misappropriated or diluted by a third party, and such infringement, misappropriation or dilution could reasonably be expected to have a Material Adverse Effect, the Grantors shall notify the Collateral Agent promptly after any Grantor learns thereof. The Grantors shall, in such case, promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and shall take such other actions as the Collateral Agent shall deem appropriate under the circumstances to protect such patent, trademark or copyright Collateral.

22.        INDEMNIFICATION. In any suit, proceeding or action brought by the Collateral Agent or any Lender relating to any Account, Chattel Paper, contract, Document, General Intangible or Instrument for any sum owing thereunder or to enforce any provision of any Account, Chattel Paper, contract, Document, General Intangible or Instrument, the Grantors will save, indemnify and keep the Collateral Agent and the Lenders harmless from and against all expense (including reasonable and actual attorneys’ fees and expenses), loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction of liability whatsoever of the obligor thereunder, arising out of a breach by any Grantor of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to, or in favor of, such obligor or its successors from any Grantor, except in the case of the Collateral Agent or any Lender, to the extent such expense, loss, or damage is attributable to the gross negligence or willful misconduct of the Collateral Agent or such Lender as finally determined by a court of competent jurisdiction. All such obligations of the Grantors shall be and remain enforceable against and only against the Grantors and shall not be enforceable against the Collateral Agent or any Lender.

23.        LIMITATION ON LIENS ON COLLATERAL. The Grantors will not create, permit or suffer to exist, and will defend the Collateral against, and take such other action as is necessary to remove, any Lien on the Collateral except Permitted Liens, and will defend the right, title and interest of the Collateral Agent and the Lenders in and to any of the Grantors’ rights under the Collateral against the claims and demands of all Persons whomsoever.

24.        NOTICE REGARDING COLLATERAL. The Grantors will advise the Collateral Agent promptly, in reasonable detail, of any Lien (other than Permitted Liens) or claim made or asserted against any of the Collateral.

25.        REMEDIES; RIGHTS UPON DEFAULT.

(a)       In addition to all other rights and remedies granted to it under this Security Agreement, the Credit Agreement, the other Loan Documents and under any other instrument or agreement securing, evidencing or relating to any of the Obligations, if any Event of Default shall have occurred and be continuing, the Collateral Agent may exercise all rights and remedies of a secured party under the UCC and otherwise at law or in equity. Without limiting the generality of the foregoing, the Grantors expressly agrees that in any such event the Collateral Agent, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon any Grantor or any other Person (all and each of which demands, advertisements and notices are hereby expressly waived to the maximum extent permitted by the UCC and other applicable law), may forthwith enter upon the premises of each Grantor where any Collateral is located through self-help, without judicial process, without first obtaining a final judgment or giving any Grantor or any other Person notice and opportunity for a hearing on the Collateral Agent’s claim or action and may collect, receive, assemble, process, appropriate and realize upon the Collateral, or any part thereof, and may forthwith sell, lease, assign, give an option or options to purchase, or sell or otherwise dispose of and deliver said Collateral (or contract to do so), or any part thereof, in one or more parcels at a public or private sale or sales, at any exchange at such prices as it may deem acceptable, for cash or on credit or for future delivery without assumption of any credit risk. The Collateral Agent or any Lender shall have the right upon any such public sale or sales and, to the extent permitted by law, upon any such private sale or sales, to purchase for the benefit of the Collateral Agent and the Lenders, the whole or any part of said Collateral so sold, free of any right or equity of redemption, which equity of redemption each Grantor hereby releases. Such sales may be adjourned and continued from time to time with or without notice. The Collateral Agent shall have the right to conduct such sales on any Grantor’s premises or elsewhere and shall have the right to use any Grantor’s premises without charge for such time or times as the Collateral Agent deems necessary or advisable.

(b)       Each Grantor further agrees, at the Collateral Agent’s request, to assemble the Collateral and make it available to the Collateral Agent at places which the Collateral Agent shall select, whether at such Grantor’s premises or elsewhere. Until the Collateral Agent is able to effect a sale, lease, or other disposition of Collateral, the Collateral Agent shall have the right to hold or use Collateral, or any part thereof, to the extent that it deems appropriate for the purpose of preserving Collateral or its value or for any other purpose deemed appropriate by the Collateral Agent. The Collateral Agent shall have no obligation to any Grantor to maintain or preserve the rights of any Grantor as against third parties with respect to Collateral while Collateral is in the possession of the Collateral Agent. The Collateral Agent may, if it so elects, seek the appointment of a receiver or keeper to take possession of Collateral and to enforce any of the Collateral Agent’s remedies (for the benefit of the Collateral Agent and the Lenders), with respect to such appointment without prior notice or hearing as to such appointment. The Collateral Agent shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale to the Obligations as provided in the Credit Agreement, and only after so paying over such net proceeds, and after the payment by the Collateral Agent of any other amount required by any provision of law, need the Collateral Agent account for the surplus, if any, to the Grantors. To the maximum extent permitted by applicable law, each Grantor waives all claims, damages, and demands against the Collateral Agent or any Lender arising out of the repossession, retention or sale of the Collateral except such as arise solely out of the gross negligence or willful misconduct of the Collateral Agent or such Lender as finally determined by a court of competent jurisdiction. Each Grantor agrees that ten (10) days prior notice by the Collateral Agent of the time and place of any public sale or of the time after which a private sale may take place is reasonable notification of such matters. The Grantors shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all Obligations, including any attorneys’ fees or other expenses incurred by the Collateral Agent or any Lender to collect such deficiency.

(c)       Except as otherwise specifically provided herein, each Grantor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Security Agreement or any Collateral.

(d)       EACH GRANTOR HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY WAIVES ALL RIGHTS WHICH IT HAS UNDER CHAPTER 14 OF TITLE 44 OF THE OFFICIAL CODE OF GEORGIA OR UNDER ANY SIMILAR PROVISION OF APPLICABLE LAW TO NOTICE AND TO A JUDICIAL HEARING PRIOR TO THE ISSUANCE OF A WRIT OF POSSESSION ENTITLING THE COLLATERAL AGENT OR ANY LENDER, OR THE SUCCESSORS AND ASSIGNS OF THE Collateral AGENT OR SUCH LENDER, TO POSSESSION OF THE COLLATERAL UPON AN EVENT OF DEFAULT. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING AND WITHOUT LIMITING ANY OTHER RIGHT WHICH THE Collateral AGENT OR THE LENDERS MAY HAVE, EACH GRANTOR CONSENTS THAT IF THE Collateral AGENT OR ANY LENDER FILES A PETITION FOR AN IMMEDIATE WRIT OF POSSESSION IN COMPLIANCE WITH SECTIONS 44-14-261 AND 44-14-262 OF THE OFFICIAL CODE OF GEORGIA OR UNDER ANY SIMILAR PROVISION OF APPLICABLE LAW, AND THIS WAIVER OR A COPY HEREOF IS ALLEGED IN SUCH PETITION AND ATTACHED THERETO, THE COURT BEFORE WHICH SUCH PETITION IS FILED MAY DISPENSE WITH ALL RIGHTS AND PROCEDURES HEREIN WAIVED AND MAY ISSUE FORTHWITH AN IMMEDIATE WRIT OF POSSESSION IN ACCORDANCE WITH CHAPTER 14 OF TITLE 44 OF THE OFFICIAL CODE OF GEORGIA OR IN ACCORDANCE WITH ANY SIMILAR PROVISION OF APPLICABLE LAW, WITHOUT THE NECESSITY OF AN ACCOMPANYING BOND AS OTHERWISE REQUIRED BY SECTION 44-14-263 OF THE OFFICIAL CODE OF GEORGIA OR BY ANY SIMILAR PROVISION UNDER APPLICABLE LAW.

26.        GRANT OF LICENSE TO USE PROPRIETARY RIGHTS. For the purpose of enabling the Collateral Agent to exercise rights and remedies under this Security Agreement (including, without limiting the terms of Section 25 hereof, in order to take possession of, hold, preserve, process, assemble, prepare for sale, market for sale, sell or otherwise dispose of Collateral) at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to the Collateral Agent, for the benefit of the Collateral Agent and the Lenders, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to any Grantor) to use, license or sublicense any Proprietary Rights now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof.

27.        LIMITATION ON THE COLLATERAL AGENT’S AND THE LENDERS’ DUTY IN RESPECT OF COLLATERAL. The Collateral Agent and each Lender shall use reasonable care with respect to the Collateral in its possession or under its control. Neither the Collateral Agent nor any Lender shall have any other duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of the Collateral Agent or such Lender, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto.

28.        MISCELLANEOUS.

(a)        Reinstatement. This Security Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Grantor for liquidation or reorganization, should any Grantor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of any Grantor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a "voidable preference," "fraudulent conveyance," or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

(b)        Notices. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other party, or whenever any of the parties desires to give and serve upon any other party any communication with respect to this Security Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be given in the manner, and deemed received, as provided for in the Credit Agreement.

(c)        Severability. Whenever possible, each provision of this Security Agreement shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision of this Security Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Security Agreement. This Security Agreement is to be read, construed and applied together with the Credit Agreement and the other Loan Documents which, taken together, set forth the complete understanding and agreement of the Collateral Agent, the Lenders and the Grantors with respect to the matters referred to herein and therein.

(d)        No Waiver; Cumulative Remedies. Neither the Collateral Agent nor any Lender shall by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder, and no waiver shall be valid unless in writing, signed by the Collateral Agent and then only to the extent therein set forth. A waiver by the Collateral Agent of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Collateral Agent would otherwise have had on any future occasion. No failure to exercise nor any delay in exercising on the part of the Collateral Agent or any Lender, any right, power or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or future exercise thereof or the exercise of any other right, power or privilege. The rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law. None of the terms or provisions of this Security

Agreement may be waived, altered, modified or amended except by an instrument in writing, duly executed by the Collateral Agent and the Grantors.

(e)        Limitation by Law. All rights, remedies and powers provided in this Security Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Security Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they shall not render this Security Agreement invalid, unenforceable, in whole or in part, or not entitled to be recorded, registered or filed under the provisions of any applicable law.

(f)        Termination of this Security Agreement. Subject to Section 28(a) hereof, this Security Agreement (other than Section 22) and the license granted pursuant to Section 26 hereof shall terminate upon the satisfactory collateralization of all Letters of Credit, the payment in full of all other Obligations (other than indemnification Obligations as to which no claim has been asserted), and the termination of all Commitments.

(g)        Successors and Assigns. This Security Agreement and all obligations of the Grantors hereunder shall be binding upon the successors and assigns of the Grantors (including any debtor-in-possession on behalf of any Grantor) and shall, together with the rights and remedies of the Collateral Agent, for the benefit of the Collateral Agent, the Letter of Credit Issuer and the Lenders, hereunder, inure to the benefit of the Collateral Agent and the Lenders, all future holders of any instrument evidencing any of the Obligations and their respective successors and assigns. No sales of participations, other sales, assignments, transfers or other dispositions of any agreement governing or instrument evidencing the Obligations or any portion thereof or interest therein shall in any manner affect the Lien granted to the Collateral Agent, for the benefit of the Collateral Agent, the Letter of Credit Issuer and the Lenders, hereunder. No Grantor may assign, sell, hypothecate or otherwise transfer any interest in or obligation under this Security Agreement.

(h)        Counterparts. This Security Agreement may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one and the same agreement.

(i)        Governing Law. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OF THE LOAN DOCUMENTS, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS SECURITY AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. EACH GRANTOR HEREBY CONSENTS AND AGREES THAT THE STATE COURTS OF THE STATE OF GEORGIA OR THE FEDERAL COURTS LOCATED IN FULTON COUNTY, GEORGIA, SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN ANY GRANTOR, THE COLLATERAL AGENT AND THE LENDERS PERTAINING TO THIS SECURITY AGREEMENT OR ANY OF THE

OTHER LOAN DOCUMENTS OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, PROVIDED, THAT THE COLLATERAL AGENT, THE LENDERS AND EACH GRANTOR ACKNOWLEDGES THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF SUCH JURISDICTIONS, AND, PROVIDED, FURTHER, NOTHING IN THIS SECURITY AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE THE COLLATERAL AGENT FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE COLLATERAL AGENT. EACH GRANTOR EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH GRANTOR HEREBY WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH GRANTOR HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINTS AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO THE BORROWERS’ AGENT AT THE ADDRESS SET FORTH IN SECTION 13.8 OF THE CREDIT AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF ACTUAL RECEIPT THEREOF OR FIVE (5) BUSINESS DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID.

(j)        Waiver of Jury Trial. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT DISPUTES ARISING HEREUNDER OR RELATING HERETO BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, AMONG THE COLLATERAL AGENT, THE LENDERS, THE LETTER OF CREDIT ISSUER AND ANY GRANTOR ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED IN CONNECTION WITH, THIS SECURITY AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO.

(k)        Section Titles. The Section titles contained in this Security Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

(l)        No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Security Agreement. In the event an ambiguity or question of intent or interpretation arises, this Security Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Security Agreement.

(m)       Advice of Counsel. Each of the parties represents to each other party hereto that it has discussed this Security Agreement and, specifically, the provisions of Sections 25(d), 28(i) and Section 28(j), with its counsel.

(n)       Benefit of the Lenders. All Liens granted or contemplated hereby shall be for the benefit of the Collateral Agent, the Letter of Credit Issuer and the Lenders, and all proceeds or payments realized from Collateral in accordance herewith shall be applied to the Obligations in accordance with the terms of the Credit Agreement.

(o)        Existing Titled Collateral. Each of the parties hereto acknowledges and agrees that (i) pursuant to the Credit Agreement, Bank of America has authorized the Collateral Agent to take all actions, and exercise all rights and remedies, otherwise available to the Existing Titled Collateral Agent with respect to the Existing Titled Collateral and the Existing Certificates of Title, as more fully set forth in the Credit Agreement, and (ii) each reference herein to the "Collateral Agent" as it relates to Collateral that consists of Existing Titled Collateral, and the rights and remedies of the Collateral Agent with respect thereto, shall be deemed to include both the Collateral Agent and the Existing Titled Collateral Agent (it being understood that, in accordance with clause (i) above, the Collateral Agent shall have the full right and power to exercise all such rights and remedies on behalf of the Existing Titled Collateral Agent).

[SIGNATURES COMMENCE Next Page]

IN WITNESS WHEREOF, each of the parties hereto has caused this Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

GRANTORS:

ACKERMAN WRECKER SERVICE, INC.
A-EXCELLENCE TOWING CO.
ALL AMERICAN TOWING SERVICES, INC.
ALLIED GARDENS TOWING, INC.
ALLIED TOWING AND RECOVERY, INC.
ALTAMONTE TOWING, INC.
ANDERSON TOWING SERVICE, INC.
APACO, INC.
ARROW WRECKER SERVICE, INC.
A TO Z ENTERPRISES, INC.
B&B ASSOCIATED INDUSTRIES, INC.
B-G TOWING, INC.
BEAR TRANSPORTATION, INC.
BEATY TOWING & RECOVERY, INC.
BERT'S TOWING RECOVERY
      CORPORATION
BOB BOLIN SERVICES, INC.
BOB'S AUTO SERVICE, INC.
BOB VINCENT AND SONS WRECKER
      SERVICE, INC.
BOULEVARD & TRUMBULL TOWING, INC.
BREWER'S, INC.
BRYRICH CORPORATION
C&L TOWING SERVICES, INC.
CAL WEST TOWING, INC.
CARDINAL CENTRE ENTERPRISES, INC.
CEDAR BLUFF 24 HOUR TOWING, INC.
CENTRAL VALLEY TOWING, INC.
CENTURY HOLDINGS, INC.
CHAD'S, INC.
CHAMPION CARRIER CORPORATION
CHEVRON, INC.
CHICAGO METRO SERVICES, INC.
CLARENCE CORNISH AUTOMOTIVE
      SERVICE, INC.
CLEVELAND VEHICLE DETENTION
CENTER, INC.
COFFEY’S TOWING, INC.

COLEMAN’S TOWING & RECOVERY, INC.
COMPETITION WHEELIFT, INC.
D.A. HANELINE, INC.
DVREX, INC.
DICK'S TOWING & ROAD SERVICE, INC.
DOLLAR ENTERPRISES, INC.
DON'S TOWING, INC.
DUGGER’S SERVICES, INC.
DUN-RITE TOWING INC.
DURU, INC.
E.B.T., INC.
EXPORT ENTERPRISES, INC.
GARY’S TOWING & SALVAGE POOL, INC.
GOLDEN WEST TOWING EQUIPMENT INC.
GOOD MECHANIC AUTO CO. OF RICHFIELD, INC.
GREAT AMERICA TOWING, INC.
GREG'S TOWING, INC.
H&H TOWING ENTERPRISES, INC.
HALL'S TOWING SERVICE, INC.
HENDRICKSON TOWING, INC.
H.M.R. ENTERPRISES, INC.
INTERSTATE TOWING & RECOVERY, INC.
KAUFF'S, INC.
KAUFF’S OF FT. PIERCE, INC.
KAUFF’S OF MIAMI, INC.
KAUFFS OF PALM BEACH, INC.
KEN'S TOWING, INC.
KING AUTOMOTIVE & INDUSTRIAL EQUIPMENT, INC.
LAZER TOW SERVICES, INC.
LEVESQUE'S AUTO SERVICE, INC.
LWKR, INC.
LINCOLN TOWING ENTERPRISES, INC.
M&M TOWING AND RECOVERY, INC.
MAEJO, INC.
MEL'S ACQUISITION CORP.
MERL'S TOWING SERVICE, INC.
MID AMERICA WRECKER &
     EQUIPMENT SALES, INC. OF COLORADO
MIKE'S WRECKER SERVICE, INC.

MILLER FINANCIAL SERVICES GROUP,  INC.
MILLER/GREENEVILLE, INC.
MILLER INDUSTRIES DISTRIBUTING, INC.
MILLER INDUSTRIES, INC.
MILLER INDUSTRIES INTERNATIONAL, INC.
MILLER INDUSTRIES TOWING EQUIPMENT INC.
MOORE'S SERVICE & TOWING, INC.
MOORE'S TOWING SERVICE, INC.
MOSTELLER’S GARAGE, INC.
MURPHY'S TOWING, INC.
OFFICIAL TOWING, INC.
O'HARE TRUCK SERVICE, INC.
P.A.T., INC.
PIPES ENTERPRISES, INC.
PRO-TOW, INC.
PULLEN'S TRUCK CENTER, INC.
PURPOSE, INC.
RAR ENTERPRISES, INC.
RANDY'S HIGH COUNTRY TOWING, INC.
RAY HARRIS, INC.
RMA ACQUISITION CORP.
RRIC ACQUISITION CORP.
RAY’S TOWING, INC.
RECOVERY SERVICES, INC.
RTIEX, INC.
RBEX INC.
ROAD ONE, INC.
ROADONE EMPLOYEE SERVICES, INC.
ROAD ONE INSURANCE SERVICES, INC.
ROAD ONE SERVICE, INC.
ROADONE SPECIALIZED
TRANSPORTATION, INC.
ROADONE TRANSPORTATION AND
LOGISTICS, INC.
R.M.W.S., INC.
SANDY'S AUTO & TRUCK SERVICE, INC.
SAKSTRUP TOWING, INC.
SONOMA CIRCUITS, INC.
SOUTHERN WRECKER CENTER, INC.
SOUTHERN WRECKER SALES, INC.
SOUTHWEST TRANSPORT, INC.
SPEED'S AUTOMOTIVE, INC.

SPEED'S RENTALS, INC.
SROGA'S AUTOMOTIVE SERVICES, INC.
SUBURBAN WRECKER SERVICE, INC.
TEAM TOWING AND RECOVERY, INC.
TED'S OF FAYVILLE, INC.
TEXAS TOWING CORPORATION
THOMPSON'S WRECKER SERVICE, INC.
TOW PRO CUSTOM TOWING & HAULING, INC.
TREASURE COAST TOWING, INC.
TREASURE COAST TOWING OF MARTIN
     COUNTY, INC.
TRUCK SALES & SALVAGE CO., INC.
WALKER TOWING, INC.
WES'S SERVICE INCORPORATED
WESTERN TOWING; MCCLURE/EARLEY
      ENTERPRISES, INC.
WHITEY’S TOWING, INC.
WILTSE TOWING, INC.
ZEBRA TOWING, INC.
ZEHNER TOWING & RECOVERY, INC.

By:     /s/ Frank Madonia
           Frank Madonia
          Attorney-in-fact of each of the above-
          referenced Grantors

COLLATERAL AGENT:

The CIT GROUP/COMMERCIAL SERVICES, INC.

By:    /s/ Arthur R. Cordwell
Name:    Arthur R. Cordwell
Title:      V.P.

EXISTING TITLED COLLATERAL AGENT:

BANK OF AMERICA, N.A.

By:   /s/ Kevin M. Moore
Name:    Kevin M. Moore
Title:      Senior V.P.

SCHEDULE I
 to
SECURITY AGREEMENT

LOCATION OF COLLATERAL

A.        Location of Chief Executive Office

B.        Location of Books and Records

C.        Location of Collateral

D.        Location of all other places of business

E.        Location of leased facilities and name of lessor/sublessor

SCHEDULE II
 to
SECURITY AGREEMENT

JURISDICTION OF ORGANIZATION
(AND ORGANIZATION NUMBER)

SCHEDULE III
 to
SECURITY AGREEMENT

PATENTS, TRADEMARKS AND COPYRIGHTS